EXHIBIT 10.52

TENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS TENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of May 10, 2004, is entered into between WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Lender”), and NATURADE, INC., a Delaware corporation (the “Borrower”).

RECITALS

A. The Borrower and the Lender have entered into a Credit and Security Agreement dated as of January 27, 2000, as amended by that certain First Amendment to Credit and Security Agreement dated as of November 16, 2000, by that certain Second Amendment to Credit and Security Agreement dated as of January 3, 2001, by that certain Third Amendment to Credit and Security Agreement dated as of May 14, 2001, that certain Fourth Amendment to Credit and Security Agreement dated as of December 20, 2001, that certain Fifth Amendment to Credit and Security Agreement dated as of September 19, 2002, that certain Sixth Amendment to Credit and Security Agreement and Waiver dated as of March 24, 2003, that certain Seventh Amendment to Credit and Security Agreement and Waiver dated as of April 15, 2003, that certain Eighth Amendment to Credit and Security Agreement dated as of November 6, 2003, and that certain Ninth Amendment to Credit and Security Agreement dated as of March 29, 2004 (as amended, the “Credit Agreement”). Capitalized terms used herein have the meanings given to them in the Credit Agreement unless otherwise specified.

B. The Borrower and the Lender now wish to further amend the Credit Agreement pursuant to the terms and conditions set forth herein.

C. The Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of the Lender’s rights or remedies as set forth in the Credit Agreement is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Credit Agreement.

(a)	Section 6.15 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Section 6.15 Minimum Cash. The Borrower shall maintain a minimum of Two Hundred Thousand Dollars ($200,000) of unrestricted cash on hand at all times; provided, however, that so long as no Event of Default exists and is continuing, the amount of unrestricted cash Borrower is required to maintain on hand at all times pursuant to this Section 6.15 shall be reduced by:

(i) One Hundred Thousand Dollars ($100,000) upon Lender’s receipt of satisfactory evidence that the Borrower has received additional loans in the month of May, 2004 from: (A) Health Holdings in the amount of at least One Hundred Seventy-Five Thousand Dollars ($175,000); (B) Bill Stewart in the amount of at least One Hundred Thousand Dollars ($100,000); and (C) David Weil in the amount of Twenty-Five Thousand Dollars ($25,000);

(ii) Fifty Thousand Dollars ($50,000) upon Lender’s receipt and satisfactory review of Borrower’s interim financial statements as of the month ending September 30, 2004, delivered to Lender pursuant to Section 6.1(b) hereof, if Borrower’s Net Income for the fiscal quarter ending September 30, 2004 equals or exceeds Twenty-Five Thousand Dollars ($25,000); and

(iii) so long as Borrower has been afforded the reduction in clause (ii) above, Fifty Thousand Dollars ($50,000) upon receipt and satisfactory review of Borrower’s audited financial statements as of the fiscal year ending December 31, 2004, delivered pursuant to Section 6.1(a) hereof, if Borrower’s Net Income for the fiscal year ending December 31, 2004 equals or exceeds One Hundred Thousand Dollars ($100,000).

Notwithstanding anything contained in this Section 6.15 to the contrary, if Borrower’s Net Income for the fiscal quarter ending September 30, 2004 does not equal or exceed Zero Dollars ($0.00), or if

Borrower’s Net Income for the fiscal year ending December 31, 2004 does not equal or exceed Zero Dollars ($0.00), all reductions in the amount of unrestricted cash Borrower is required to maintain pursuant to clauses (i), (ii), or (iii) shall be reversed at the rate of Fifty Thousand Dollars ($50,000) per month.”

2. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

3. Accommodation Fee. The Borrower shall pay the Lender an accommodation fee in the amount of Two Thousand Dollars ($2,000) in consideration of Lender’s execution of this Amendment (the “Accommodation Fee”). The Accommodation Fee shall be fully earned and non-refundable upon the execution of this Amendment by Lender. The Accommodation Fee shall be due and payable in cash on or before September 30, 2004.

4. Conditions Precedent. This Amendment shall be effective when each of the following conditions is satisfied, as determined by the Lender in its sole discretion:

(a)	The Lender has received this Amendment executed by the Borrower and the Lender in a sufficient number or original counterparts for distribution to the parties hereto;

(b)	The representations and warranties set forth herein and in the Loan Agreement are true and correct; and

(c)	All other documents and legal matters in connection with the transaction contemplated by this Amendment have been delivered or executed or recorded and are in form and substance satisfactory to the Lender.

5. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a)	The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

(b)	The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c)	All of the representations and warranties contained in the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

(d)	This Amendment has been entered into without force or duress, of the free will of Borrower. Borrower’s decision to enter into this Amendment is a fully informed decision and Borrower is aware of all legal and other ramifications of such decision. Borrower has read and understands this Amendment, has consulted with and been represented by legal counsel in connection herewith, and has been advised by its counsel of its rights and obligations hereunder and thereunder.

6. No Waiver. The execution of this Amendment and acceptance of any other documents related hereto shall not be deemed to be a waiver of any Event of Default under the Credit Agreement or breach, default or event of default under any other Financing Agreement, whether or not known to the Lender and whether or not existing on the date of this Amendment.

7. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

8. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

9. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California governing contracts only to be performed in that State.

10. Reference to and Effect on the Loan Documents.

(a)	Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in all other documents or agreements related thereto, including the other Loan Documents, to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b)	To the extent that any terms and conditions in any of the Loan Documents or any documents or agreements related thereto shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

11. Miscellaneous. This Amendment and the acknowledgment attached hereto may be executed by facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

[Signatures follow on next page.]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

NATURADE, INC., a Delaware corporation

By:	/s/ Bill D. Stewart

Name:	Bill D. Stewart
Title:	CEO

WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation

By:	/s/ Tom Makowski

Name:	Tom Makowski
Title:	Assistant Vice President